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                                                                 Exhibit 4(h)






                        WAIVER OF MINIMUM PAYMENT PROVISION
                                    IN FORM 1180


     The Franklin Life Insurance Company will accept any monthly payment (other than the initial monthly payment) on a variable annuity contract written on Form 1180 after the effective date of Post-Effective Amendment No. 1 to the Securities Act Registration Statement of Franklin Life Variable Annuity Fund B, notwithstanding the $20 minimum purchase amount provided for in paragraph 18 of Form 1180, provided that such payment is at least $10 in amount and is an amount as stipulated in the schedule of such contract.

                                    THE FRANKLIN LIFE INSURANCE
                                    COMPANY


                                    By__________________________

                                           Arthur C. Cragoe
                                        Senior Vice President -
                                              Actuarial